UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2023 (May 16, 2023)

BankUnited, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35039	27-0162450
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14817 Oak Lane,	Miami Lakes,	FL	33016
(Address of principal executive offices)			(Zip Code)

(Registrant’s telephone number, including area code): (305) 569-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.01 Par Value	BKU	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2023, at the annual meeting of the stockholders (the “Annual Meeting”) of BankUnited, Inc. (the “Company”), the stockholders of the Company approved the BankUnited, Inc. 2023 Omnibus Equity Incentive Plan (the “2023 Plan”). The following paragraphs provide a summary of certain terms of the 2023 Plan.

Under the 2023 Plan, the Company may grant restricted stock, restricted stock units, stock options, stock appreciation rights, performance shares, deferred shares, other forms of equity-based or equity-related awards and cash awards. Subject to the terms and conditions of the 2023 Plan, the number of shares of common stock of the Company, par value $0.01 per share (the “Shares”), authorized for grants under the 2023 Plan is 1,900,000 Shares, plus (1) the Shares remaining under the BankUnited, Inc. 2014 Omnibus Equity Incentive Plan on May 16, 2023, the effective date of the 2023 Plan and (2) any Shares underlying awards outstanding under the 2014 Omnibus Equity Incentive Plan and the BankUnited, Inc. 2010 Omnibus Equity Incentive Plan (the “Prior Plans”) as of the effective date that are subsequently forfeited, cancelled, exchanged or surrendered, settled in cash or that otherwise terminates or expires without a distribution of Shares to the participant (but excluding any Shares surrendered or withheld as payment of either the exercise price of an award under the Prior Plans or withholding taxes in respect of an award under the Prior Plans).

A description of the material terms of the 2023 Plan was included in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 12, 2023 (the “Proxy Statement”). The foregoing description of the 2023 Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2023 Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 16, 2023, BankUnited, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) and the following proposals were voted on:

Proposal No. 1: To elect ten directors to the Company’s Board of Directors (the “Board”) to serve until the next annual meeting of stockholders and until that person's successor is duly elected and qualified, or until that person's earlier, death, resignation or removal.

Proposal No. 2: To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023.

Proposal No. 3: To hold an advisory vote to approve the compensation of the Company’s named executive officers.

Proposal No. 4:    To approve the BankUnited, Inc. 2023 Omnibus Equity Incentive Plan.

Each proposal is described in detail in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 12, 2023. The results of such stockholder votes are set forth below.
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Proposal No. 1: All of the director nominees were elected to the Board based on the following votes:

Nominee	For	Withheld	Broker Non-Vote
Tere Blanca	68,154,565	470,333	2,312,000
John N. DiGiacomo	68,183,379	441,519	2,312,000
Michael J. Dowling	67,712,710	912,188	2,312,000
Douglas J. Pauls	67,882,427	742,469	2,312,000
A. Gail Prudenti	67,859,853	765,045	2,312,000
William S. Rubenstein	68,182,889	442,009	2,312,000
Rajinder P. Singh	66,779,861	1,845,037	2,312,000
Germaine Smith-Baugh, Ed.D	68,305,975	318,923	2,312,000
Sanjiv Sobti, Ph.D.	68,107,523	517,375	2,312,000
Lynne Wines	67,884,350	740,548	2,312,000

Proposal No. 2: The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 received the following votes:

For	Against	Abstain	Broker Non-Vote
70,915,046	7,386	14,466	—

Proposal No. 3: The advisory vote to approve the Compensation of the Company’s named executive officers received the following votes:

For	Against	Abstain	Broker Non-Vote
67,672,366	930,890	21,642	2,312,000

Proposal No. 4: The proposal to approve the BankUnited, Inc. 2023 Omnibus Equity Incentive Plan received the following votes:

For	Against	Abstain	Broker Non-Vote
64,577,216	4,037,711	9,971	2,312,000
Item 8.01    Other Events

On May 16, 2023, the Company issued a press release regarding the election of Germaine Smith-Baugh, Ed.D. to the Board of Directors of the Company. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 16, 2023	BANKUNITED, INC.

/s/ Leslie N. Lunak
		Name:	Leslie N. Lunak
		Title:	Chief Financial Officer
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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated	May 16, 2023
10.1	BankUnited, Inc. 2023 Omnibus Equity Incentive Plan
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